Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-108835) of Conseco, Inc of our report dated March 31, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 31, 2009 relating to the financial statement schedules, which appear in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
------------------------------



Indianapolis, Indiana
March 31, 2009